ARTHUR ANDERSEN LLP

                                             Exhibit 23



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Western Resources, Inc. to issue 5,000 shares of common stock, $5.00 par value, for Westar Security Services, Inc. 401(k) Profit Sharing Plan, of our reports dated January 26, 1996 incorporated by reference in Western Resources, Inc. 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.



                                    /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Kansas City, Missouri
June 26, 1996